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                                                                    EXHIBIT 10.5

                               SECURITY AGREEMENT


      SECURITY AGREEMENT, dated as of June 2, 2003, by WESTPOINT STEVENS INC., a Delaware corporation and Chapter 11 debtor-in-possession ("WPS"), WESTPOINT STEVENS INC I, a Delaware corporation and Chapter 11 debtor-in-possession ("WPSI"), J.P. STEVENS & CO., INC., a Delaware corporation and Chapter 11 debtor-in-possession ("JPS"), J.P. STEVENS ENTERPRISES, INC., a Delaware corporation and Chapter 11 debtor-in-possession ("JPSE"), and WESTPOINT STEVENS STORES INC., a Georgia corporation and Chapter 11 debtor-in-possession ("WPSS") (WPS, WPSI, JPS, JPSE and WPSS each is referred to hereinafter as a "Grantor" and collectively as the "Grantors"), in favor of BANK OF AMERICA, N.A., in its capacity as administrative and collateral agent for the Lenders ("Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, pursuant to that certain Post-Petition Credit Agreement dated as of the date hereof by and among Grantors, the Administrative Agent and the Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and the Lenders have agreed to make the Loans and issue Letters of Credit to or for the benefit of Grantors; and

      WHEREAS, in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the other DIP Financing Documents and to induce the Lenders to make the Loans and issue Letters of Credit as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEFINED TERMS; RULES OF INTERPRETATION.


            (a) The following terms shall have the following respective meanings:

            "Accounts" means, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired or arising "accounts," as such term is defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

            "Assigned Contracts" means, with respect to each Grantor, all of such Grantor's rights and remedies under, and all moneys and claims for money due or to become due to such Grantor under any contracts, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of such Grantor now or hereafter existing: (i)
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under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or
(iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

            "Blocked Account Agreement" means an agreement among one or more Grantors, the Administrative Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Administrative Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

            "Chattel Paper" means, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired "chattel paper," as such term is defined in the UCC, including electronic chattel paper.

            "Clearing Bank" means Bank of America or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

            "Commercial Tort Claims" means, with respect to each Grantor, all "commercial tort claims", as such term is defined in the UCC, of such Grantor, whether now existing or hereafter arising.

            "Deposit Accounts" means, with respect to each Grantor, all "deposit accounts", as such term is defined in the UCC, now or hereafter held in the name of such Grantor.

            "Documents" means, with respect to each Grantor, "documents," as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by a Grantor.

            "Equipment" means, with respect to each Grantor, all of such Grantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Grantor and all of such Grantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

            "General Intangibles" means, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Grantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications,
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patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to such Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Grantor.

            "Goods" means, with respect to each Grantor, all "goods", as such term is defined in the UCC, now owned or hereafter acquired by such Grantor, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

            "Instruments" means, with all respect to each Grantor, all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by such Grantor.

            "Inventory" means, with respect to each Grantor, all of such Grantor's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Grantor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

            "Investment Property" means, with respect to each Grantor, all of such Grantor's right, title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

            "Letter-of-Credit Rights" means, with respect to each Grantor, "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by such Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

            "Payment Account" means each bank account established pursuant to this Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Administrative Agent or one or more Grantors, as the Administrative Agent may determine, on terms acceptable to the Administrative Agent.

            "Payment Intangible" has the meaning ascribed to it in the UCC.
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            "Proprietary Rights" means, with respect to each Grantor, all of such Grantor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

            "Software" means, with respect to each Grantor, all "software," as such term is defined in the UCC, now owned or hereafter acquired by such Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

            "Supporting Obligations" means, with respect to each Grantor, all "supporting obligations," as such term is defined in the UCC, of such Grantor.

            "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

            All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

            (b) The rules of interpretation contained in Annex A to the Credit Agreement shall be applicable to this Security Agreement and are hereby incorporated by reference.

      2. GRANT OF LIEN.


            (a) As security for the prompt payment and performance of all Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of such Grantor, whether now owned or existing or hereafter acquired or arising (irrespective of whether the same existed on or was created or acquired after the Petition Date), and regardless of where located:

            (i) all Accounts;

            (ii) all Goods, including Inventory and Equipment;

            (iii) all contract rights;

            (iv) all Chattel Paper;

            (v) all Documents;
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            (vi) all Instruments;

            (vii) all Supporting Obligations and Letter-of-Credit Rights;

            (viii) all General Intangibles (including Payment Intangibles and Software);

            (ix) all Investment Property (but, in any event, not more than 65% of the Voting Stock of any Foreign Subsidiary);

            (x) all Commercial Tort Claims;

            (xi) all money, cash, cash equivalents, securities and other property of any kind of each Grantor held directly or indirectly by the Administrative Agent or any Lender;

            (xii) all Deposit Accounts, all credits and balances with and other claims of each Grantor against the Administrative Agent or any Lender or any of their Affiliates or any other financial institution with which a Grantor maintains deposits, including any Payment Accounts;

            (xiii) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

            (xiv) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with all equity interests in Subsidiaries pledged to the Administrative Agent and all other property of each Grantor in which the Administrative Agent or any Lender may at any time be granted a Lien as collateral for the Obligations, is herein collectively referred to as the "Collateral."

            (b) All of the Obligations shall be secured by all of the Collateral.

      3. PERFECTION, PRIORITY AND PROTECTION OF SECURITY INTEREST.

            (a) Grantors shall, at their expense, perform all steps requested by the Administrative Agent at any time to perfect, maintain, protect, and enforce the Administrative Agent's Liens, including: (i) executing, delivering and/or filing and recording of the Mortgages and Patent and Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Administrative Agent; (ii) delivering to the Administrative Agent warehouse receipts covering
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any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iii) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by the Administrative Agent; (iv) placing notations on each Grantor's books of account to disclose the Administrative Agent's security interest; and (v) taking such other steps as are deemed necessary or desirable by the Administrative Agent to maintain and protect the Administrative Agent's Liens.

            (b) Unless the Administrative Agent shall otherwise consent in writing (which consent may be revoked), Grantors shall deliver to the Administrative Agent all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock powers executed in blank), Chattel Paper and Instruments promptly after any Grantor receives the same.

            (c) If required by the terms of the Credit Agreement and not waived by the Administrative Agent in writing (which waiver may be revoked), Grantors shall obtain authenticated control agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

            (d) If any Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly notify the Administrative Agent thereof and enter into a tri-party agreement with the Administrative Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to the Administrative Agent and directing all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to the Administrative Agent.

            (e) Grantors shall take all steps necessary to grant the Administrative Agent control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in the Uniform Electronic Transactions Act.

            (f) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of New York for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Grantor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
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            (g) Each Grantor shall promptly notify the Administrative Agent of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by the Administrative Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to the Administrative Agent a Lien in such commercial tort claim.

            (h) From time to time, Grantors shall, upon the Administrative Agent's request, execute and deliver confirmatory written instruments pledging to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, the Collateral, but a Grantor's failure to do so shall not affect or limit any security interest or any other rights of the Administrative Agent or any Lender in and to the Collateral with respect to such Grantor. So long as the Credit Agreement is in effect and until all Obligations have been fully satisfied and the Commitments have been terminated, the Administrative Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

            (i) Good Standing Certificates. Not less frequently than once during each calendar quarter, each Grantor shall, unless the Administrative Agent shall otherwise consent, provide to the Administrative Agent a certificate of good standing from its state of incorporation or organization.

            (j) No Reincorporation. Without limiting the prohibitions on mergers involving a Grantor contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its type of entity as identified on Schedule II without the prior written consent of the Administrative Agent.

            (k) UCC Filings Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent and agrees that it will not do so without the prior written consent of the Administrative Agent, subject to Grantor's rights under Section 9-509(d)(2) of the UCC.

            (l) No Restriction on Payments to Administrative Agent. No Grantor shall enter into any contract that restricts or prohibits the grant of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of any of the foregoing to the Administrative Agent.

            (m) Liens Under Financing Orders. The Liens and security interests granted to the Administrative Agent pursuant to the provisions of this Security Agreement and pursuant to any of the other DIP Financing Documents shall be in addition to all Liens conferred upon the Administrative Agent, for itself and for the Pro Rata benefit of Lenders, pursuant to the terms of the Financing Orders.
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            (n) Lien Priority. The Liens and security interests granted to the
Administrative Agent pursuant to the provisions of this Security Agreement and pursuant to any of the DIP Financing Documents shall be first priority Liens and security interests in the Collateral, except as otherwise expressly provided in the Financing Orders and except for the Carve-Out.

      4. LOCATION OF COLLATERAL. (a) Each Grantor represents and warrants to the Administrative Agent and the Lenders that: (A) Schedule I is a correct and complete list of the location of Grantor's chief executive office and the locations of the Collateral; and (b) Schedule I correctly identifies any of such facilities and locations that are not owned by a Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Grantor on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule I, unless it gives the Administrative Agent at least thirty (30) days' prior written notice thereof.

      5. JURISDICTION OF ORGANIZATION. Schedule II hereto identifies each Grantor's name as of the Closing Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Grantor's state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which such Grantor is incorporated or organized. Each Grantor has only one state of incorporation or organization.

      6. TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Each Grantor represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that: (a) such Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Administrative Agent's Liens in the Collateral will not be subject to any prior Lien except for those Liens identified in clauses (c), (d) and (e) of the definition of Permitted Liens; and
(c) such Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

      7. APPRAISALS. Whenever an Event of Default exists, and at such other times (not more frequently than once a calendar quarter) that the Administrative Agent elects, the Administrative Agent may order, at Grantors' expense, appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

      8. ACCESS AND EXAMINATION. The Administrative Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default has occurred and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Grantor's records, files, and books of account and the Collateral, and discuss such Grantor's affairs with such
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Grantor's officers and management. Each Grantor will deliver to the
Administrative Agent any instrument necessary for the Administrative Agent to obtain records from any service bureau maintaining records for such Grantor. The Administrative Agent may, and at the direction of the Supermajority Lenders shall, at any time when a Default or Event of Default exists, and at Grantors' expense, make copies of all of the books and records of each Grantor, or require Grantors to deliver such copies to the Administrative Agent. The Administrative Agent may, without expense to the Administrative Agent, use such Grantor's respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Administrative Agent's Liens. The Administrative Agent shall have the right, at any time, in the Administrative Agent's name or in the name of a nominee of the Administrative Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

      9. COLLATERAL REPORTING. Each Grantor shall provide the Administrative Agent with the following documents at the following times in form satisfactory to the Administrative Agent: (a) at the times specified in Section 5.2(k) of the Credit Agreement, or more frequently if requested by the Administrative Agent, a schedule of such Grantor's Accounts created, credits given, cash collected and other adjustments to Accounts since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, by the 15th day of the following Fiscal Month, or more frequently if requested by the Administrative Agent, an aging of such Grantor's Accounts, together with a reconciliation to the corresponding Borrowing Base and to such Grantor's general ledger; (c) on a monthly basis, by the 15th day of the following Fiscal Month, or more frequently if requested by the Administrative Agent, an aging of such Grantor's accounts payable; (d) on a monthly basis, by the 15th day of the following Fiscal Month, or more frequently if requested by the Administrative Agent, a detailed calculation of Eligible Accounts and Eligible Inventory; (e) on a monthly basis, by the 15th day of the following Fiscal Month (or more frequently if requested by the Administrative Agent), Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base and to such Grantor's general ledger; (f) upon request, copies of invoices in connection with such Grantor's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Grantor's Accounts and for Inventory and Equipment acquired by such Grantor, purchase orders and invoices; (g) upon request, a statement of the balance of each of the intercompany Accounts; (h) such other reports as to the Collateral of such Grantor as the Administrative Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of such Grantor executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any Grantor's records or reports of the Collateral are prepared by an accounting service or other agent, such Grantor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Administrative Agent, for distribution to the Lenders.

      10. ACCOUNTS.


            (a) Each Grantor hereby represents and warrants to the Administrative Agent and the Lenders, with respect to such Grantor's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Administrative Agent, without any offset, deduction, defense, or counterclaim except those known to such Grantor and disclosed to the Administrative Agent and the Lenders pursuant to this Security Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Administrative Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Security Agreement; (iv) each copy of an invoice delivered to the Administrative Agent by such Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all Goods described in any invoice representing a sale of Goods will have been delivered to the Account Debtor and all services of such Grantor described in each invoice will have been performed.

            (b) No Grantor shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Grantor's business or extend or modify any Account. If a Grantor becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $1,000,000, including information regarding the Account Debtor's creditworthiness, such Grantor will promptly so advise the Administrative Agent and exclude such Account from Eligible Accounts.

            (c) No Grantor shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Administrative Agent's written consent. If the Administrative Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and such Grantor will promptly deliver such instrument to the Administrative Agent, endorsed by such Grantor to the Administrative Agent in a manner satisfactory in form and substance to the Administrative Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, such Grantor shall remain liable thereon until such instrument is paid in full.

            (d) Each Grantor shall notify the Administrative Agent promptly of all disputes and claims in excess of $1,000,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Administrative Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Administrative Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of a Grantor's business when no Event of Default exists hereunder. Each Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $1,000,000 as soon as issued, and such Grantor shall promptly report that credit on Borrowing Base Certificates submitted by it. The Administrative Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Administrative Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Administrative Agent will credit such Grantor's Loan Account with the net amounts received by the Administrative Agent in payment of any Accounts.

      11. COLLECTION OF ACCOUNTS; PAYMENTS.

            (a) On or prior to the date hereof, Grantors shall establish a lock-box service for collections of Accounts at a financial institution acceptable to the Administrative Agent. Grantors shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, a Grantor receives any proceeds of Accounts, it shall receive such payments as the Administrative Agent's trustee, and shall immediately deliver such payments to the Administrative Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Administrative Agent may direct.

            (b) Grantors shall make collection of all Accounts and other Collateral for the Administrative Agent, shall receive all payments as the Administrative Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of Grantors at a Clearing Bank acceptable to the Administrative Agent, subject to a Blocked Account Agreement; provided, however, Grantors shall not be required to cause any Payment Account to become subject to a Blocked Account Agreement until the sooner of: (i) the 60th day following the termination of, and the payment by WPSRC of its obligations outstanding under, the Congress Loan Agreement and (ii) the 30th day following the first occurrence of a Cash Dominion Date; provided, further, Grantors shall cause any and all Payment Accounts to be transferred to and thereafter maintained exclusively at Bank of America no later than the date of entry of the Final Financing Order.

            (c) Promptly after the occurrence of a Cash Dominion Date, Grantors and the Administrative Agent shall cause all collected balances in each Payment Account to be transmitted daily by wire, ACH transfer or other means in accordance with the procedures set forth in the corresponding Blocked Account Agreement to the Administrative Agent for application to the Obligations. If after a Cash Dominion Date, a Cash Dominion Cure Date occurs, then in any such event, the Administrative Agent will relinquish dominion over the Payment Accounts and, to that end, request that each Clearing Bank thereafter make all funds from time to time on deposit in any Payment Account maintained by such Clearing Bank available to Grantors until the next occurrence of a Cash Dominion Date, in which event the Administration Agent, for the benefit of the Lenders, shall again be entitled to exercise dominion over the Payment Accounts and all funds on deposit therein, including by causing all collected balances in each Payment Account to be transmitted daily to the Administrative Agent for application to the Obligations. In no event shall the Administrative Agent or any Lender incur any liability or be responsible for the delay, inability or refusal of any Clearing Bank to respond to any request of the Administrative Agent to permit Grantors access to any Payment Account after a Cash Dominion Cure Date. Notwithstanding anything to the contrary, the Administrative Agent shall share Net Proceeds from the sale or other disposition by Grantors of any "Fixed Assets" (as defined in the Pre-Petition Lender Protection Orders) with the First Priority Pre-Petition Lenders as and to the extent required by the Pre-Petition Lender Protection Orders.

            (b) Grantors agree promptly to execute and deliver such other documentation relative to cash management as the Administrative Agent may reasonably request, including any documentation necessary or appropriate, in the Administrative Agent's sole discretion, to permit the Administrative Agent to exercise dominion over any and all Payment Accounts during any Cash Dominion Period.

            (c) Anything to the contrary in this Section 9 notwithstanding, the Administrative Agent or the Administrative Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Administrative Agent and of the Administrative Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, each Grantor, at the Administrative Agent's request, shall execute and deliver to the Administrative Agent such documents as the Administrative Agent shall require to grant the Administrative Agent access to any post office box in which collections of Accounts are received.

            (d) All payments, including immediately available funds, received by the Administrative Agent at a bank account designated by it will be the Administrative Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) after allowing two (2) Business Days for collection; provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, (ii) calculating the Unused Line Fee pursuant to Section 2.5 of the Credit Agreement, and (iii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Administrative Agent to the Lenders (but not the amount of interest payable by Grantors). In the event Grantors repay all of the Obligations upon the termination of the DIP Facility (and the Commitments thereunder) or upon acceleration of the Obligations, other than through the Administrative Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to Grantors' Loan Account upon the Administrative Agent's receipt of immediately available funds.

      12. INVENTORY; PERPETUAL INVENTORY.

            (a) Each Grantor represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor's business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business. Grantor will not, without the prior written consent of the Administrative Agent, acquire or accept any Inventory on consignment or approval. Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Grantors will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Grantors will maintain a perpetual inventory reporting system at all times (or will otherwise account for the existence of all Inventory to the satisfaction of the Administrative Agent); or

            .Grantors will not, without the Administrative Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

            (b) In connection with all Inventory financed by Letters of Credit, Grantors will, at the Administrative Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Administrative Agent holds a security interest to deliver them to the Administrative Agent and/or subject to the Administrative Agent's order, and if they shall come into a Grantor's possession, to deliver them, upon request, to the Administrative Agent in their original form. Grantors shall also, at the Administrative Agent's request, designate the Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

      13. EQUIPMENT.

            (a) Each Grantor represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor's business, and is and will be fit for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

            (b) Subject to the restrictions on each Grantor's right to use or dispose of Equipment pursuant to the DIP Financing Documents, the Financing Orders and the Bankruptcy Code, such Grantor shall promptly inform the Administrative Agent of any material additions to or deletions from the Equipment. Grantors shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. Grantors will not, without the Administrative Agent's prior written consent, alter or remove any identifying symbol or number on any Grantor's Equipment constituting Collateral.

            (c) Except as set forth in the Credit Agreement, the Financing Orders or other orders of the Court (after notice and hearing and with the consent of Administrative Agent), Grantors shall not, without the Administrative Agent's prior written consent, sell, license, lease as a lessor, or otherwise dispose of any Equipment.

      14. ASSIGNED CONTRACTS. Each Grantor shall fully perform in all material respects all of its obligations under each of the Assigned Contracts to which it is a party, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that no Grantor shall take any action or fail to take any action which would cause the termination of any Assigned Contract material to its business. Without limiting the generality of the foregoing, each Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under any Assigned Contract material to its business. Each Grantor shall notify the Administrative Agent and the Lenders in writing, promptly after such Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Administrative Agent on all further developments with respect thereto. Each Grantor shall deposit into the Payment Account or, upon the request of the Administrative Agent during any Cash Dominion Period, remit directly to the Administrative Agent for application to the Obligations in such order as the Majority Lenders shall determine, all amounts received by such Grantor as indemnification or otherwise pursuant to its Assigned Contracts. If any Grantor shall fail after the Administrative Agent's demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Administrative Agent may, and at the direction of the Supermajority Lenders shall, directly enforce such right in its own or such Grantor's name and may enter into such settlements or other agreements with respect thereto as the Administrative Agent or the Supermajority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Administrative Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, Grantors jointly and severally shall indemnify and hold the Administrative Agent and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by a Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from a Grantor to or in favor of such obligor or its successors. Each Grantor's obligations under the Assigned Contracts to which it is a party shall be and remain enforceable only against such Grantor and shall not be enforceable against the Administrative Agent or the Lenders. Notwithstanding any provision hereof to the contrary, each Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Administrative Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations. Neither the Administrative Agent nor any Lender shall be obligated to perform or fulfill any Grantor's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

      15. DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. Each Grantor represents and warrants to the Administrative Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all Goods of such Grantor evidenced by such Documents, Instruments, Letter-of-Credit Rights and Chattel Paper are and will be owned by a Grantor, free and clear of all Liens other than Permitted Liens. If a Grantor retains possession of any Chattel Paper or Instruments with Administrative Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or served hereby are subject to the security interest of Bank of America, N.A., as Administrative Agent, for the benefit of Administrative Agent and certain Lenders."

      16. RIGHT TO CURE. The Administrative Agent may, in its discretion, and shall, at the direction of the Supermajority Lenders, pay any amount or do any act required of a

Grantor hereunder or under any other DIP Financing Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Administrative Agent's Liens thereon, and which such Grantor fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Administrative Agent makes under this Section 16 and all out-of-pocket costs and expenses that the Administrative Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Loan Account as a Revolving Loan. Any payment made or other action taken by the Administrative Agent under this Section 16 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

      17. POWER OF ATTORNEY. Each Grantor hereby appoints the Administrative Agent and the Administrative Agent's designee as such Grantor's attorney, with power: (a) to endorse such Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Administrative Agent's or any Lender's possession; (b) to sign such Grantor's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Administrative Agent and to receive, open and dispose of all mail addressed to such Grantor;
(d) to send requests for verification of Accounts to customers or Account Debtors; (e) to complete in such Grantor's name or the Administrative Agent's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Grantor's name, the Administrative Agent's name or the name of the Administrative Agent's designee, and to sign and deliver to customs officials powers of attorney in such Grantor's name for such purpose; (g) to the extent that a Grantor's authorization given in Section 3(g) of this Security Agreement is not sufficient, to file such financing statements, amendments thereto and continuation statements, in each case with respect to this Security Agreement, as the Administrative Agent may deem appropriate; and (h) to do all things necessary to carry out the purposes and intent of the Credit Agreement and this Security Agreement. Each Grantor ratifies and approves all acts of such attorney. None of the Lenders or the Administrative Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until the DIP Facility (and each of the Commitments thereunder) has been terminated and the Obligations have been fully satisfied.

      18.   THE ADMINISTRATIVE AGENT'S AND LENDER'S RIGHTS, DUTIES AND
            LIABILITIES.


            (a) Grantors assume all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Administrative Agent or any Lender to take any steps to perfect the

Administrative Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Grantors from their joint and several liability for any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Administrative Agent may (but shall not be required to), and at the direction of the Supermajority Lenders shall, without notice to or consent from Grantors, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the joint and several liability of Grantors for the Obligations or under the Credit Agreement or any other agreement now or hereafter existing between the Administrative Agent and/or any Lender and such Grantors.

            (b) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Administrative Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Administrative Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither Administrative Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (c) Administrative Agent may at any time after a Default or an Event of Default has occurred and is continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to Grantor, notify Account Debtors, and other Persons obligated on the Collateral that Administrative Agent has a security interest therein, and that payments shall be made directly to Administrative Agent, for itself and the benefit of Lenders. Upon the request of Administrative Agent, Grantors shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, Grantors shall not give any contrary instructions to such Account Debtor or other Person without Administrative Agent's prior written consent.

            (d) Administrative Agent may at any time in the Administrative Agent's own name or in the name of any Grantor communicate with Account Debtors, parties to contracts and obligors in respect of Instruments to verify with such Persons, to the Administrative Agent's satisfaction, the existence, amount and terms of Accounts, payment intangibles, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, Grantors, at their own expense, shall cause the independent certified public accountants then engaged by

Grantors to prepare and deliver to the Administrative Agent and each Lender at any time and from time to time promptly upon the Administrative Agent's request the following reports with respect to Grantors: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Administrative Agent may request. Grantors, at their own expense, shall deliver to the Administrative Agent the results of each physical verification, if any, which Grantors may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of its Inventory.

      19. INDEMNIFICATION. In any suit, proceeding or action brought by Administrative Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantors shall jointly and severally save, indemnify and keep Administrative Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from a Grantor, except in the case of Administrative Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Administrative Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Administrative Agent or any Lender.

      20. LIMITATION ON LIENS ON COLLATERAL. Grantors will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Administrative Agent and Lenders in and to each Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

      21. NOTICE REGARDING COLLATERAL. Grantors will advise Administrative Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect.

      22. REMEDIES; RIGHTS UPON DEFAULT.


            (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other DIP Financing Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Administrative Agent may exercise all rights and remedies of a secured party under the UCC and other applicable law, but subject in all events to the notice provisions in the Financing Orders. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice and opportunity for a hearing on Administrative Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Administrative Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Administrative Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantors hereby release. Such sales may be adjourned and continued from time to time with or without notice. Administrative Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use such Grantor's premises, without charge, for such time or times as Administrative Agent deems necessary or advisable.

            (b) Grantors further agree, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at a place or places designated by Administrative Agent which are reasonably convenient to the Administrative Agent and Grantors, whether at a Grantor's premises or elsewhere. Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent shall have no obligation to Grantors to maintain or preserve the rights of any Grantor as against third parties with respect to Collateral while Collateral is in the possession of the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper (and Grantor hereby waives any bond requirement in relation thereto) to take possession of Collateral and to enforce any of the Administrative Agent's remedies (for the benefit of the Administrative Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to Grantors. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Lender as finally determined by a court of competent jurisdiction. Grantors agree that ten (10) days prior notice by the Administrative Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain jointly and severally liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees or other expenses incurred by the Administrative Agent or any Lender to collect such deficiency.

            (c) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

            (d) To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
(c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Grantors, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or
(l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 22(d) is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would not be commercially unreasonable in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this
Section 22(d). Without limitation upon the foregoing, nothing contained in this
Section 22(d) shall be construed to grant any rights to Grantors or to impose any duties on Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 22(d).

      23. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Administrative Agent to exercise rights and remedies under Section 22 hereof (including, without limiting the terms of Section 22 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Administrative Agent, for the benefit of

Administrative Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

      24. LIMITATION ON ADMINISTRATIVE AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL. Administrative Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Administrative Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any Administrative Agent or nominee of Administrative Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

      25. MISCELLANEOUS.

            (a) REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any Grantor make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            (b) NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

            (c) SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other DIP Financing Documents which, taken together, set forth the complete understanding and agreement of Administrative Agent, Lenders and Grantors with respect to the matters referred to herein and therein.

            (d) NO WAIVER; CUMULATIVE REMEDIES. Neither Administrative Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless given in writing in accordance with Section 11.1 of the Credit Agreement and then only to the extent therein set forth. A waiver by the Administrative Agent and the Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent and the Lenders would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed in accordance with the provisions of Section 11.1 of the Credit Agreement.

            (e) LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            (f) TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 25(a) hereof, this Security Agreement shall terminate upon (i) the termination of the DIP Facility (and the Lenders' Commitments thereunder) and (ii) the satisfactory collateralization of all Letters of Credit and the Full Payment of all other Obligations (other than indemnification Obligations as to which no claim has been asserted).

            (g) SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of each Grantor (including any trustee appointed or elected in a Grantor's Chapter 11 Case or a superseding case under Chapter 7 of the Bankruptcy Code.) and shall, together with the rights and remedies of Administrative Agent, for the benefit of Administrative Agent and Lenders, hereunder, inure to the benefit of Administrative Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Administrative Agent, for the benefit of Administrative Agent and Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

            (h) COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Administrative Agent, electronic means, all of which shall be equally valid.

            (i) GOVERNING LAW; CHOICE OF VENUE. THIS SECURITY AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER DIP FINANCING DOCUMENT THAT IS NOT REQUIRED TO BE BROUGHT IN THE U.S. BANKRUPTCY COURT WHERE THE CHAPTER 11 CASES ARE PENDING MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN FULTON COUNTY, GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH OF THE GRANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST GRANTORS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (j) WAIVER OF JURY TRIAL. THE GRANTORS, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT, THE OTHER DIP FINANCING DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GRANTORS, THE

LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT OR THE OTHER DIP FINANCING DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT AND THE OTHER DIP FINANCING DOCUMENTS.

            (k) SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            (l) NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

            (m) ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 25(i) and Section 25(j), with its counsel.

            (n) BENEFIT OF LENDERS. All Liens granted or contemplated hereby shall be for the benefit of Administrative Agent and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement and the Financing Orders.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                             WESTPOINT STEVENS INC., a Delaware corporation

                             /s/ Lester D. Sears
                             By:     Lester D. Sears
                             Title:  Sr. Vice President-Finance and Chief
                             Financial Officer

                             WESTPOINT STEVENS INC I, a Delaware corporation

                             /s/ Lester D. Sears
                             By:     Lester D. Sears
                             Title:  President

                             J.P. STEVENS & CO., INC., a Delaware corporation

                             /s/ Lester D. Sears
                             By:     Lester D. Sears
                             Title:  President

                             J.P. STEVENS ENTERPRISES, INC., a Delaware corporation

                             /s/ Lester D. Sears
                             By:     Lester D. Sears
                             Title:  President

                             WESTPOINT STEVENS STORES INC., a Georgia corporation

                             /s/ Lester D. Sears
                             By:     Lester D. Sears
                             Title:  Vice President


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                             BANK OF AMERICA, N.A., as Administrative Agent


                             By:     /s/ John Yankauskas
                             Name:   John Yankauskas
                             Title:  SVP